UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 15, 2008 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On May 15, 2008, Pacific Gas and Electric Company (Utility), a subsidiary of PG&E Corporation, filed an application with the California Public Utilities Commission (CPUC) requesting that the CPUC approve the Utility’s proposed six-year electric distribution reliability improvement program that would begin on January 1, 2009.  The program includes initiatives that are designed to decrease the frequency and duration of electricity outages in order to bring the Utility’s reliability performance closer to that of other investor-owned electric utilities.  The Utility expects that the work performed in the six-year program also would provide additional reliability benefits.

The Utility has requested that the CPUC authorize the Utility to collect revenues to recover forecast capital expenditures totaling approximately $2.3 billion and operating and maintenance expenses totaling approximately $43 million over the six-year period.  The amounts requested are incremental to the revenue requirement already authorized by the CPUC in the Utility’s 2007 General Rate Case (GRC).

The table below shows the Utility’s annual estimates of program-related costs and the associated revenue requirement over the program period:

($ millions)	2009	2010	2011	2012	2013	2014	Total

Estimated capital expenditures	$28	$237	$548	$585	$635	$289	$2,322

Estimated operating and maintenance expenses		1	3	8	13	19	43

Total capital and expense:	$28	$238	$551	$593	$648	$308	$2,365

Associated revenue requirement	$2	$24	$97	$193	$298	$374	$987

The Utility has proposed to record program costs and related revenue requirements in a separate balancing account so that the revenue requirement increase is used only to recover costs associated with the proposed initiatives, and to allow the return of unused amounts to customers.  The Utility would seek CPUC review and approval to recover any costs that exceed the CPUC’s authorized amount.  For the next GRC in 2011, the Utility would provide GRC forecasts that exclude costs related to the proposed reliability improvements.  The Utility would continue to record the program costs and related revenue requirements in the balancing account until the GRC following the completion of this program in 2014.

The Utility’s application also includes a proposal to establish a new reliability performance incentive mechanism that would impose financial penalties or provide shareholder incentives depending on the extent to which the Utility meets its forecasted reliability improvements.  Similar to the performance mechanism that expired in 2007, the new incentive mechanism would be based on the Utility’s system average interruption duration index (SAIDI) and system average interruption frequency index (SAIFI) in years 2010 through 2015.  SAIDI is the annual average amount of time (in minutes) that electric service is interrupted to a customer due to sustained outages.  SAIFI is the annual average number of service interruptions experienced by a customer due to sustained outages.  The Utility estimates that, on average, its reliability performance would be improved by 26 percent as measured by SAIDI and by 32 percent as measured by SAIFI at the completion of the six-year program.  Under the proposed mechanism, the Utility could earn rewards or incur penalties of up to $10 million per year.

The Utility has proposed a schedule that requests the CPUC to issue a final decision on the Utility’s application by December 18, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

	By:	LINDA Y.H. CHENG
Dated: May 15, 2008		LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

	By:	LINDA Y.H. CHENG
Dated: May 15, 2008		LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary